Exhibit 99.1

Retention Agreement

This Retention Agreement (“Agreement”) is entered into between RadioShack Corporation (“RadioShack”) and _______ (“Employee”) effective as of ___________, 2014.

RECITALS

A.	RadioShack considers Employee’s skills and talent as critical to the business turnaround efforts currently underway at RadioShack;

B.
As such, in light of the difficult business environment and the competition for skilled, talented employees, RadioShack wishes to encourage Employee to remain an employee of the RadioShack for an extended period of time; and

C.
RadioShack has offered to enter into a retention agreement with Employee and thereunder pay Employee a retention payment in consideration of Employee’s continued employment with RadioShack through March 1, 2015.

AGREEMENT

1.           Retention Bonus.  Subject to Employee’s continued employment with RadioShack, RadioShack will pay Employee a retention bonus in the amount of $___________ (the “Retention Bonus”), if Employee remains employed with RadioShack (or any successor to or subsidiary of RadioShack) through March 1, 2015 (the “Retention Date”).  The Retention Bonus will be paid on or before March 15, 2015.

2.          Termination Prior to Retention Date.  Employee will forfeit the Retention Bonus in the event Employee resigns or is terminated for any reason prior to the Retention Date.

3.          Confidential; Non-Disparagement.

a.    Except as otherwise required to be disclosed for compliance with any law, rule or regulation, Employee and RadioShack agree to keep this Agreement and the terms of this Agreement confidential between Employee and RadioShack.

b.    Employee and RadioShack agree not to make any statements that disparage the other party, or in the case of RadioShack, its respective affiliates, employees, officers, directors, products or services.  For purposes hereof, “RadioShack” shall mean the executive officers and directors thereof and not any other employees.  Notwithstanding the foregoing, statements made in the course of sworn testimony in administrative, judicial or arbitral proceedings (including, without limitation, depositions in connection with such proceedings) shall not be subject to this Section 3.

4.           Compliance with Code Section 409A.  Notwithstanding anything to the contrary contained herein, this Agreement is intended to be in full compliance with the requirements of, and thereby avoid any tax arising pursuant to, Section 409A of the Internal Revenue Code of 1986, as amended.  Accordingly, all provisions herein, or incorporated by reference, will be construed and interpreted in a manner consistent with such intent.

5.           Miscellaneous.  This Agreement does not constitute a contract of employment.  Employee’s employment remains at-will.  This Agreement and the Retention Bonus are in addition to and not in lieu of any other compensation or benefits Employee may be entitled to under any other agreements, plans or policies of RadioShack.   All amounts to be paid hereunder will be paid net of the minimum amount of any taxes that RadioShack may be required to withhold therefrom in respect of any federal, state, local or other income taxes. This Agreement will be binding upon Employee’s heirs, executors, administrators, successors and assigns, present and future, and any successor to RadioShack.  Any notice or other communication required or permitted pursuant to the terms hereof will have been duly given when delivered by e-mail to the recipient’s RadioShack e-mail address or, if discontinued, such other e-mail address as may be provided.  This Agreement will be construed according to the laws of the State of Texas without giving effect to conflict of laws principles.

In signing this Agreement below, each party agrees to the terms and conditions of this Agreement, and acknowledges the existence of consideration to make this Agreement a valid and binding legal obligation.

RadioShack Corporation	Employee

Signature: _____________________________________	Signature: _____________________________________

Name: _____________________________________	Name: _____________________________________

Title: _____________________________________	Title: _____________________________________

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